Exhibit 99.1

December 31, 2004

To the Addresses listed on Schedule I hereto.

Ladies and Gentlemen:

This Annual Statement as to Compliance is delivered to you pursuant to Section 4.10 (a) of the Sale and Servicing Agreement dated as of April 5, 2004 (the “Agreement”) and pursuant to Section 3.9 of the Indenture Agreement dated as of April 5, 2004 (the “Indenture), executed in connection with the formation of AmeriCredit Automobile Receivables Trust 2004-B-M (the “Trust”), the issuance of the Notes by the Trust and the closing of the transactions and the execution and delivery of the various documents by AmeriCredit Corp., AmeriCredit Financial Services, Inc. (the “Servicer”) and AFS SenSub Corp. in connection therewith.  The capitalized terms used herein shall have the same meanings as in the Agreement.

The undersigned certifies that I am the Executive Vice President, Chief Financial Officer and Treasurer of the Servicer.  I further certify as follows:

1.

I have conducted, or caused to be conducted under my supervision, a review of the Servicer during the preceding period from April 5, 2004 through December 31, 2004, and its performance under the Agreement.

2.

To the best of my knowledge, following such review, the Servicer has fulfilled all its obligations under the Agreement throughout such period, and, to the best of my knowledge, there has been no default in the fulfillment of any such obligation.

AmeriCredit Financial Services, Inc.

By:	/s/ Chris A. Choate	Dated:	January 26, 2005
Chris A. Choate
Executive Vice President,
Chief Financial Officer and Treasurer

Schedule I

Trustee, Trust Collateral Agent

and Backup Servicer:

Wells Fargo Bank Minnesota

Sixth and Marquette Avenue

MAC N9311-161

Minneapolis MN 55479

Attention: Marianna Stershic

Owner Trustee:

Wilmington Trust Company

Rodney Square North

1100 North Market Street

Wilmington, DE 19890-0001

Attention: Steve Barone

Insurer:

MBIA Insurance Corporation

113 King Street

Armonk, NY 10504

Attention: Brian Cooney

Rating Agencies:

Moody’s Investors Service, Inc.

99 Church Street

New York, NY 10007

Attention: ABS Monitoring Department

Standard & Poor’s Rating Services

55 Water Street

40th Floor

New York, NY 10041

Attention: Asset Backed Surveillance Department